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                                                                    Exhibit 23.2



                                 SMITH & COMPANY
           A Professional Corporation of Certified Public Accountants


March 22, 2002

Board of Directors
Junum Incorporated
Costa Mesa, California

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants for Junum Incorporated, we hereby consent to the use of our report included in the annual report of such Company on Form 10-K for the six months ended December 31, 2000 and dated march 16, 2001, as an exhibit to the Company's S-8 Registration Statement dated march 22, 2002.


                                                   /s/  Smith & Company
                                                   Certified Public Accountants










         10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
              Telephone: (801) 575-8297 * Facsimile: (801) 575-8306
                          E-mail: smithco@dotplanet.com
           Members: American Institute of Certified Public Accountants
               * Utah Association of Certified Public Accountants